UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 18, 2020

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York		14624
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2020, Transcat, Inc. (the “Company”) entered into the Amended and Restated Credit Facility Agreement Amendment 2 (“Amendment Two”) with Manufacturers and Traders Trust Company that amended the Company’s Amended and Restated Credit Facility Agreement dated as of October 30, 2017, as amended pursuant to Amended and Restated Credit Facility Agreement Amendment 1 dated as of December 10, 2018 (collectively, the “Credit Facility Agreement”). Amendment Two extended the term of the Revolving Credit Facility to October 20, 2022 and increased the Revolving Credit Commitment to $40 million.

Amendment Two modified the definition of Applicable Rate used to determine interest charges on outstanding and unused borrowings under the revolving credit facility and it amended the definition of Permitted Acquisitions to amend borrowings available under the Revolving Credit Facility for Acquisitions. In addition, Amendment Two amended the definition of Restricted Payments to exclude amounts up to $2.5 million during each fiscal year used to pay certain tax obligations and added certain restrictions to the Company’s ability to repurchase its shares and pay dividends. Amendment Two modified the Leverage Ratio and Fixed Charge Coverage Ratio covenants with which the Company is required to comply and limited Capital Expenditures to $5.5 million for the fiscal year ending March 31, 2021. Amendment Two also established a LIBOR floor of 1% and included a mechanism for adoption of a different benchmark rate in the event LIBOR is discontinued.

All other material terms and conditions of the Credit Facility Agreement remain unchanged. Terms used herein and otherwise not defined have the meanings given them in the Credit Facility Agreement.

The foregoing summary of Amendment Two does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment Two intended to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 27, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: May 22, 2020	By:	/s/ Michael J. Tschiderer
Michael J. Tschiderer
Vice President of Finance and Chief Financial Officer